Exhibit 99.1

For Immediate Release

February 19, 2014

The Carlyle Group Announces Fourth Quarter and Full Year 2013 Financial Results

—	$401 million of Distributable Earnings on a pre-tax basis in Q4 2013, or $1.18 per common unit on a post-tax basis

—	Full year 2013 Distributable Earnings of $840 million, 22% higher than 2012, and $2.50 in post-tax Distributable Earnings per common unit

—	Declared quarterly distribution of $1.40 per common unit for Q4 2013 for an aggregate distribution of $1.88 for 2013

—	$6.3 billion in carry fund realized proceeds in Q4 2013, with $17.4 billion realized in 2013

—	$3.8 billion in new capital raised in Q4 2013 and $22.0 billion raised in 2013

—	$2.2 billion in carry fund equity invested in Q4 2013 and $8.2 billion invested in 2013

—	6% carry fund portfolio appreciation in Q4 2013 and 20% carry fund portfolio appreciation in 2013

—	U.S. GAAP net income attributable to The Carlyle Group L.P. of $71 million and $104 million, or $1.17 and $2.05 per common unit on a diluted basis, for Q4 2013 and 2013, respectively

Washington, DC – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its results for the full-year and fourth quarter ended December 31, 2013.

Carlyle Co-CEO David M. Rubenstein said, “Carlyle experienced a strong year in 2013 across virtually every metric. We benefitted from an accelerating fundraising environment, we built out our Natural Resources platform and Solutions business, and we attracted industry leading management talent to the firm. Our fund and financial performance over the past year demonstrates the advantage of our long term focus, which benefits both our fund investors and unitholders.”

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Carlyle Co-CEO William E. Conway, Jr. said, “Our fund investors profited from robust performance in our carry funds and strong risk adjusted returns in our hedge funds. We took advantage of a strong market backdrop to produce $17.4 billion in realized proceeds during 2013, and more than $60 billion over the past four years. Our unwavering focus on performance helped Carlyle produce $1.88 in distributions per unit for our common unitholders for 2013.”

U.S. GAAP results for Q4 2013 and 2013, respectively, included income before provision for income taxes of $714 million and $1.4 billion, and net income attributable to the common unitholders through The Carlyle Group L.P. of $71 million and $104 million, or net income per common unit of $1.17 and $2.05, on a diluted basis. Total balance sheet assets were $35.6 billion as of December 31, 2013.

Fourth Quarter Distribution

The Board of Directors has declared a quarterly distribution of $1.40 per common unit to holders of record at the close of business on March 3, 2014, payable on March 11, 2014.

Including the $1.40 per common unit distribution payable on March 11, 2014, the Board of Directors has declared $1.88 in aggregate distributions per common unit for the 2013 fiscal year, reflecting a 75% payout of $2.50 in full year after-tax Distributable Earnings per common unit.

The Carlyle Group Distribution Policy

As further discussed in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, Carlyle currently anticipates that it will cause Carlyle Holdings to make quarterly distributions to its partners, including The Carlyle Group L.P.’s wholly owned subsidiaries, that will enable The Carlyle Group L.P. to pay a quarterly distribution of $0.16 per common unit for each of the first three quarters of each year, and, for the fourth quarter of each year, to pay a distribution of at least $0.16 per common unit, that, taken together with the prior quarterly distributions in respect of that year, represents its share, net of taxes and amounts payable under the tax receivable agreement, of Carlyle’s Distributable Earnings in excess of the amount determined by the General Partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its funds or to comply with applicable law or any of its financing agreements. Carlyle anticipates that the aggregate amount of its distributions for most years will be less than its Distributable Earnings for that year due to these funding requirements. The declaration and payment of any distributions is at the sole discretion of the General Partner, which may change the distribution policy at any time.

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The Carlyle Engine

Carlyle evaluates the underlying performance of its business on four key metrics known as the Carlyle Engine: funds raised, equity invested, carry fund returns and realized proceeds for fund investors. The table below highlights the results of these metrics for Q4 2013 and the full years of 2013 and 2012.

Note: Equity Invested and Realized Proceeds reflect carry funds only.

During Q4 2013, Carlyle’s carry funds generated realized proceeds of $6.3 billion from 160 different investments across 38 carry funds, and deployed $2.2 billion of equity in 97 new or follow-on investments across 30 carry funds. For 2013, Carlyle realized proceeds of $17.4 billion and invested $8.2 billion.

Segment	Realized Proceeds			Equity Invested
	# of Investments	# of Funds	$ millions	# of Investments	# of Funds	$ millions
Corporate Private Equity	56	19	$5,259	18	13	$923
Global Market Strategies	35	5	$294	8	3	$383
Real Assets	73	14	$774	72	14	$892

Carlyle	160	38	$6,328	97	30	$2,197

Corporate Private Equity	97	23	$12,191	53	17	$4,777
Global Market Strategies	62	6	$1,048	15	4	$846
Real Assets	126	16	$4,116	139	17	$2,534

Carlyle	277	45	$17,356	205	38	$8,156

Note: The columns may not sum as some investments cross segment lines, but are only counted one time for Carlyle results.

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Carlyle All Segment Results

—	Distributable Earnings (DE): $401 million for Q4 2013 and $840 million for 2013

o	Pre-tax Distributable Earnings were $401 million for Q4 2013, or $1.18 per common unit on a post-tax basis. For 2013, pre-tax Distributable Earnings were $840 million, 22% higher than 2012, or $2.50 per common unit on a post-tax basis.

o

Fee-Related Earnings[1] were $39 million for Q4 2013 and declined 30% from $55 million in Q4 2012 due to $18 million in non-recurring proceeds received in Q4 2012 from an insurance settlement and higher interest costs associated with the senior notes offerings during 2013, partially offset by higher Fee-Earning Assets Under Management. Fee-Related Earnings were $152 million in 2013, down 11% compared with 2012.

o	Realized Net Performance Fees were $357 million for Q4 2013, compared to $127 million in Q4 2012. Realized Net Performance Fees were positively impacted by exits and share sales in ARINC, Personal & Informatik, Allison Transmission, and The Nielsen Company. IPOs and share sales in Moncler Group, Commscope, CVC Brasil, and Numericable also had a positive impact. Realized Net Performance Fees were $677 million in 2013, 35% higher than 2012.

o	Realized Investment Income/(Loss) was $6 million in Q4 2013 and $11 million in 2013.

—	Economic Net Income (ENI): $576 million for Q4 2013 and $1.3 billion for 2013

o	Economic Net Income was $576 million for Q4 2013 and $1.3 billion in 2013, up 79% from $736 million in 2012. On a post-tax basis, Carlyle generated ENI per Adjusted Unit of $1.64 for Q4 2013 and $3.55 for 2013.

o	Q4 2013 ENI was positively impacted by appreciation of 6% in Carlyle’s carry fund portfolio. Corporate Private Equity carry funds were up 9%, Global Market Strategies carry funds increased 10%, and Real Assets carry funds declined 1% compared to the end of Q3 2013. Carry fund appreciation was 20% for 2013, compared to 14% for 2012.

o	During Q4 2013, seven funds moved into an accrued carry position, including Carlyle Asia Partners III and Carlyle Europe Partners III, the seven of which collectively increased net performance fees by more than $360 million during the quarter.

The Carlyle Group L.P. - All Segments	Period					2013	% Change

$ in millions, except where noted	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 13-Q4 13	QoQ	YoY	YTD

Revenues	505	852	508	615	1,394	3,369	127%	176%	65%
Expenses	323	458	352	420	818	2,049	95%	153%	57%
Economic Net Income	182	394	156	195	576	1,320	196%	216%	79%

Fee-Related Earnings	55	39	31	44	39	152	(12%)	(30%)	(11%)

Net Performance Fees	132	355	123	157	592	1,226	277%	349%	134%

Realized Net Performance Fees	127	142	118	61	357	677	482%	180%	35%

Distributable Earnings	188	171	163	105	401	840	283%	113%	22%

Total Assets Under Management ($ in billions)	170.2	176.3	180.4	185.0	188.8		2%	11%	11%
Fee-Earning Assets Under Management ($ in billions)	123.1	122.9	132.0	137.9	139.9		1%	14%	14%

Note: Totals may not sum due to rounding.

1 As of Q4 2013, the calculation of Fee-Related Earnings excludes the impact of all equity based compensation. All prior periods have been restated to conform to this presentation.

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Assets Under Management and Remaining Fair Value of Capital

—	Total Assets Under Management: $188.8 billion as of Q4 2013 (+11% in 2013)

o	Major drivers of change versus Q3 2013: Appreciation (+5.9 billion), new capital commitments (+$3.2 billion), acquisitions (+$2.2 billion), partially offset by net distributions (-$7.5 billion), changes in CLO collateral balances (-$0.4 billion) and net hedge fund redemptions (-$0.3 billion).

o	Total Dry Powder of $52.0 billion as of Q4 2013, comprised of $24.7 billion in Corporate Private Equity, $1.5 billion in Global Market Strategies, $8.8 billion in Real Assets and $17.1 billion in Solutions.

—	Fee-Earning Assets Under Management: $139.9 billion as of Q4 2013 (+14% in 2013)

o	Major drivers of change versus Q3 2013: Asset inflows including commitments (+$4.2 billion), acquisitions (+$2.2 billion), foreign exchange/other (+$0.9 billion), and market appreciation (+$0.2 billion), partially offset by net distributions and outflows (-$4.6 billion), changes in CLO collateral balances (-$0.7 billion) and net hedge fund redemptions (-$0.2 billion).

o	During Q4 2013, Fee-Earning AUM was positively impacted by the addition of new commitments in Carlyle’s latest vintage U.S., Europe, and Asia buyout funds, the pricing of a new CLO, fundraising across the energy platform, acquisitions, and other activities.

—	Remaining Fair Value of Capital (carry funds only) as of Q4 2013: $63.0 billion

o	Current Unrealized Multiple of Invested Capital (MOIC): 1.3x.

o	Remaining fair value of capital in the ground in investments made in 2009 or earlier: 42% of total fair value.

o	AUM in-carry ratio as of the end of Q4 2013: 80%[2].

(1) Fair value of remaining carry fund capital in the ground, by vintage. Totals may not sum due to rounding.

Data as of December 30, 2013.

2 AUM in-carry ratio is calculated as the percentage of fair value of capital that is in carry funds in an accrued carry position divided by total AUM in those funds, excluding dry powder.

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Non-GAAP Operating Results

Carlyle’s non-GAAP results for Q4 2013 are provided in the table below:

Carlyle Group Summary
$ in millions, except unit and per unit amounts

Economic Net income	Q4 2013

Economic Net Income (pre-tax)	$575.9
Less: Provision for income taxes (1)	55.9

Economic Net Income, After Taxes	$520.0

Fully diluted units (in millions)	317.3

Economic Net Income, After Taxes per Adjusted Unit	$1.64

Distributable Earnings

Distributable Earnings	$401.3
Less: Estimated foreign, state, and local taxes (2)	22.2

Distributable Earnings, After Taxes	$379.1

Allocating Distributable Earnings for only public unitholders of The Carlyle Group L.P.

Distributable Earnings to The Carlyle Group L.P.	$61.0
Less: Estimated current corporate income taxes (3)	1.8

Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$59.2

Units in public float (in millions)(4)	50.3

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$1.18

(1) Represents the implied provision for income taxes that was calculated using a similar methodology applied in calculating the tax provision for The Carlyle Group L.P., without any reduction for noncontrolling interests.

(2) Represents the implied provision for current income taxes that was calculated using a similar methodology applied in calculating the current tax provision for The Carlyle Group L.P., without any reduction for noncontrolling interests.

(3) Represents current corporate income taxes payable upon distributable earnings allocated to Carlyle Holdings I GP Inc. and estimated current Tax Receivable Agreement payments owed.

(4) Includes 938,759 common units issued in February 2014 in connection with the closing of the Diversified Global Asset Management acquisition and the vesting of deferred restricted common units. These newly issued units are included in this calculation because they will participate in the unitholder distribution that will be paid in March 2014.

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Corporate Private Equity (CPE)

—	Distributable Earnings (DE): $286 million for Q4 2013 and $538 million for 2013. The following components impacted Distributable Earnings in Q4 2013 and 2013:

o	Fee-Related Earnings were $4 million in Q4 2013 and $9 million for 2013, compared to $19 million in Q4 2012 and $63 million for 2012, with the decline driven by higher fundraising costs for buyout funds, higher allocated interest costs, and the allocation of proceeds received in Q4 2012 from an insurance settlement.

o	Realized Net Performance Fees were $271 million for Q4 2013 and $513 million in 2013, compared to $54 million for Q4 2012 and $335 million in 2012.

—	Economic Net Income (ENI): $549 million for Q4 2013 and $1.1 billion for 2013

o	Economic Net Income of $549 million for Q4 2013 and $1.1 billion in 2013, compared to $122 million for Q4 2012 and $479 million in 2012. The significant increase in ENI in Q4 2013 relative to prior periods was driven by five significant funds moving into an accrued carry position during the quarter.

o	CPE carry fund valuations increased 9% in Q4 2013 and 30% in 2013, compared with 5% in Q4 2012 and 16% in 2012.

o	Net Performance Fees of $535 million for Q4 2013 and $1.0 billion for 2013, compared to $100 million for Q4 2012 and $394 million in 2012.

—	Total Assets Under Management (AUM): $64.9 billion as of Q4 2013

o	Total AUM increased 22% to $64.9 billion from $53.3 billion as of Q4 2012.

o	Funds Raised of $11.8 billion in 2013 were driven by the final closing in our latest vintage U.S. buyout fund, and additional closings of our latest vintage Asia, Europe, and Japan buyout funds, and Sub Saharan Africa fund, and various co-investments.

o	Fee-Earning Assets Under Management were $43.0 billion as of Q4 2013, up 27% from $33.8 billion as of Q4 2012, with the increase driven by $17.2 billion in inflows, and partially offset by $7.5 billion in outflows, including distributions and basis step downs.

Corporate Private Equity	Period					2013	% Change

$ in millions, except where noted	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 13 - Q4 13	QoQ	YoY	YTD

Economic Net Income	122	239	106	159	549	1,054	244%	348%	120%

Fee-Related Earnings	19	1	(4)	8	4	9	(43%)	(77%)	(85%)

Net Performance Fees	100	235	109	147	535	1,026	264%	438%	160%

Realized Net Performance Fees	54	111	86	45	271	513	510%	402%	53%

Distributable Earnings	74	114	84	54	286	538	434%	287%	34%

Total Assets Under Management ($ in billions)	53.3	55.1	57.9	62.2	64.9		4%	22%
Fee-Earning Assets Under Management ($ in billions)	33.8	33.2	38.5	41.9	43.0		3%	27%

Note: Totals may not sum due to rounding.

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Global Market Strategies (GMS)

Note: Funds Raised excludes acquisitions, but includes hedge funds and CLOs. Equity Invested and Realized Proceeds are for carry funds only.

—	Distributable Earnings (DE): $102 million for Q4 2013 and $214 million for 2013. The following components impacted Distributable Earnings in Q4 2013 and 2013:

o	Fee-Related Earnings were $21 million in Q4 2013 and $86 million for 2013, compared to $31 million in Q4 2012 and $89 million in 2012. The Q4 2013 decline versus the same quarter last year was driven by lower transaction fees from investment exit activity, higher allocated interest costs during 2013, and the allocation of proceeds received in Q4 2012 from an insurance settlement.

o	Realized Net Performance Fees were $79 million for Q4 2013 and $110 million in 2013, compared to $50 million for Q4 2012 and $66 million for 2012.

o	Realized Investment Income was $1 million in Q4 2013 and $18 million in 2013.

—	Economic Net Income (ENI): $67 million for Q4 2013 and $228 million for 2013

o	Economic Net Income of $67 million for Q4 2013 and $228 million for 2013, compared to $59 million for Q4 2012 and $165 million for 2012.

o	GMS carry fund valuations increased 10% in Q4 2013, compared with 5% appreciation in Q4 2012. The asset weighted hedge fund performance of our reported funds was 8.5% in 2013.

o	Net Performance Fees of $43 million for Q4 2013 and $129 million for 2013, compared to $23 million for Q4 2012 and $53 million for 2012.

—	Total Assets Under Management (AUM): $35.5 billion as of Q4 2013

o	Total AUM of $35.5 billion as of Q4 2013 increased 9% versus Q4 2012, while Fee-Earning AUM of $33.4 billion increased 8% versus Q4 2012.

o	Total hedge fund AUM was $14.1 billion as of Q4 2013.

o	Carlyle closed six CLOs during 2013 totaling $3.1 billion in assets, including one new CLO during Q4 2013 totaling $408 million in assets.

o	GMS carry fund AUM ended Q4 2013 at $3.8 billion.

o	Total structured credit AUM ended Q4 2013 at $17.2 billion.

Global Market Strategies	Period					2013	% Change

$ in millions, except where noted	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 13 - Q4 13	QoQ	YoY	YTD

Economic Net Income	59	104	47	10	67	228	558%	13%	38%

Fee-Related Earnings	31	25	23	17	21	86	24%	(32%)	(3%)

Net Performance Fees	23	73	25	(12)	43	129	468%	86%	141%

Realized Net Performance Fees	50	14	11	5	79	110	nm	57%	66%

Distributable Earnings	86	41	46	24	102	214	321%	18%	27%

Total Assets Under Management ($ in billions)	32.5	33.1	34.7	35.4	35.5		0%	9%

Fee-Earning Assets Under Management ($ in billions)	31.0	31.4	33.1	33.7	33.4		(1%)	8%

Funds Raised, excluding hedge funds ($ in billions)	1.2	1.3	1.5	1.1	0.7	4.7
Hedge Fund Net Inflows ($ in billions)	0.0	(0.1)	0.9	0.4	(0.2)	1.0

Note: Totals may not sum due to rounding. Funds Raised excludes the impact of acquisitions.

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Real Assets (RA)

Note: Funds Raised excludes acquisitions. Equity Invested and Realized Proceeds are for carry funds only.

—	Distributable Earnings (DE): ($2) million for Q4 2013 and $46 million for 2013. The following components impacted Distributable Earnings in Q4 2013 and 2013:

o	Fee-Related Earnings were $3 million in Q4 2013 and $25 million for 2013, compared to $0 in Q4 2012 and $4 million in 2012. The increase was primarily driven by earnings from our equity interest in NGP Energy Capital Management (which was only a partial period in Q4 2012), partially offset by increases in professional fees, fundraising costs for our latest vintage U.S. real estate fund, higher allocated interest costs during 2013, and the allocation of proceeds received in Q4 2012 from an insurance settlement.

o	Realized Net Performance Fees were $1 million for Q4 2013 and $45 million for 2013, compared to $22 million for Q4 2012 and $99 million for 2012.

o	Realized Investment Income/(Loss) of ($6) million during Q4 2013 and ($23) million for 2013, driven by losses in certain Latin American and European real estate investments.

—	Economic Net Income/(Loss) (ENI): ($65) million for Q4 2013 and ($34) million for 2013

o	Economic Net Income/(Loss) of ($65) million for Q4 2013 and ($34) million for 2013 compared to ($7) million for Q4 2012 and $67 million for 2012.

o	Real Asset carry fund valuations declined 1% in Q4 2013 and increased 1% in 2013, compared to an increase of 1% in Q4 2012 and an increase of 9% in 2012.

o	Net Performance Fees of ($3) million for Q4 2013 and $31 million for 2013, compared to $6 million for Q4 2012 and $69 million in 2012.

o	Investment Income/(Loss) of ($64) million during Q4 2013 and ($85) million for 2013, driven by unrealized losses in certain Latin American and European real estate investments.

—	Total Assets Under Management (AUM): $38.7 billion as of Q4 2013

o	Total AUM of $38.7 billion declined 4% versus Q4 2012, driven by $5.2 billion in distributions, partially offset by $2.0 billion in new commitments and $1.6 billion in market appreciation.

o	Fee-Earning AUM of $28.4 billion declined 3% versus Q4 2012, driven by $3.1 billion in outflows, including distributions, partially offset by $2.1 billion in inflows, including commitments.

Real Assets	Period					2013	% Change

$ in millions, except where noted	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 13 - Q4 13	QoQ	YoY	YTD

Economic Net Income (Loss)	(7)	42	(11)	0	(65)	(34)	nm	nm	nm

Fee-Related Earnings	0	9	6	7	3	25	(59%)	625%	583%

Net Performance Fees	6	42	(17)	10	(3)	31	nm	nm	(55%)

Realized Net Performance Fees	22	16	19	9	1	45	(90%)	(96%)	(55%)

Distributable Earnings	23	12	25	12	(2)	46	nm	nm	(55%)

Total Assets Under Management ($ in billions)	40.2	40.3	39.8	39.0	38.7		(1%)	(4%)
Fee-Earning Assets Under Management ($ in billions)	29.3	29.4	28.7	28.5	28.4		(0%)	(3%)

Note: Totals may not sum due to rounding.

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Solutions

—	Distributable Earnings (DE): $15 million for Q4 2013 and $42 million for 2013

o	Fee-Related Earnings were $10 million for Q4 2013 and $32 million for 2013, compared to $5 million in Q4 2012 and $16 million in 2012.

o	Realized Net Performance Fees were $5 million for Q4 2013 and $10 million for 2013, compared to $1 million in Q4 2012 and $2 million in 2012.

o	The increases were primarily due to the acquisition of the remaining interest in AlpInvest as well as a partial quarter benefit from the acquisition of Metropolitan Real Estate Equity Management.

—	Economic Net Income (ENI): $26 million for Q4 2013 and $73 million for 2013, compared to $8 million in Q4 2012 and $24 million for 2012.

—	Total Assets Under Management (AUM): $49.8 billion as of Q4 2013

o	Total AUM of $49.8 billion was up 13% compared to Q4 2012, driven by $4.7 billion in commitments, $2.1 billion in acquisitions, and $6.0 billion in market appreciation, partially offset by $8.1 billion in distributions.

o	Fee-Earning AUM of $35.1 billion increased 21% versus Q4 2012, with the increase primarily driven by $7.6 billion in inflows and commitments, $2.2 billion in acquisitions, and partially offset by $5.5 billion in outflows, including distributions, and fee basis step downs.

—

Solutions completed the acquisition of Metropolitan Real Estate Equity Management in November of 2013. As of December 31, 2013, Metropolitan advised 16 fund of funds vehicles totaling, in the aggregate, approximately $2.0 billion in AUM. Solutions also acquired Diversified Global Asset Management (DGAM) in February of 2014, which will be reflected in our Q1 2014 results, and which had $6.6 billion in managed and advised assets as of December 31, 2013.

Solutions	Period					2013	% Change

$ in millions, except where noted	Q4 2012	Q1 2013	Q2 2013	Q3 2013 (1)	Q4 2013	Q1 13 - Q4 13	QoQ	YoY	YTD

Economic Net Income	8	9	13	25	26	73	7%	245%	198%

Fee-Related Earnings	5	3	6	12	10	32	(18%)	115%	103%

Net Performance Fees	3	6	7	12	16	41	33%	466%	381%

Realized Net Performance Fees	1	1	1	3	5	10	71%	430%	467%

Distributable Earnings	6	4	8	15	15	42	0%	170%	140%

Total Assets Under Management ($ in billions)	44.1	47.8	48.0	48.4	49.8		3%	13%
Fee-Earning Assets Under Management ($ in billions)	28.9	28.9	31.8	33.7	35.1		4%	21%

Note: Totals may not sum due to rounding.

(1) - During Q3 2013, Carlyle acquired the remaining 40% interest in AlpInvest. As such, amounts since the acquisition represent 100% of the financial results of AlpInvest. Prior to Q3 2013, amounts represent Carlyle’s 60% economic interest in AlpInvest.

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Balance Sheet & Equity Capital Highlights

The amounts presented below exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance fees, as well as cash and debt associated with Carlyle’s consolidated funds and consolidated real estate VIE. All data is as of December 31, 2013.

—	Cash and Cash Equivalents of $967 million.
—	On-balance sheet investments attributable to unitholders of $253 million, excluding the equity investment by Carlyle in NGP Energy Capital Management.
—

Net Accrued Performance Fees attributable to unitholders of $1.8 billion. These performance fees are comprised of Gross Accrued Performance Fees of $3.7 billion less $50 million in accrued giveback obligation, $1.7 billion in accrued performance fee compensation and non-controlling interest, and $0.2 billion of net accrued performance fees realized in December 2013 and collected in January 2014.

—	Loans payable and senior notes totaling $941 million.

Carlyle initiated an annual equity compensation program for its partners and employees at the end of 2013 and made an equity grant as part of the compensation program on February 1, 2014. The grant resulted in the issuance of 5.6 million new deferred restricted common units (“DRUs”) with the majority vesting over 3.5 years. The gross dilution from the equity grant is 1.8%. Commencing in Q1 2014, the dilutive effect of this DRU grant will be reflected in our GAAP and ENI per-unit results during their vesting period. However, the DRUs granted will not impact the Distributable Earnings-per-unit results until the DRUs vest, which principally will commence in Q3 2015.

Separately, common units issued in connection with the DGAM acquisition of approximately 0.7 million (approximately $22.1 million) and vesting of prior-year DRU grants increased our common unit count by approximately 0.9 million as of February 3, 2014. Prior year DRU grants, including grants made at the time of our IPO that will vest in 2014, will add 3.6 million units to our Distributable Earnings unit count throughout the year, with the majority vesting on May 2, 2014.

Starting with our year-end 2013 results, we have removed equity compensation expense from both Fee-Related Earnings and Distributable Earnings, as these measures closely represent cash earnings generation. Because Economic Net Income presents cash and non-cash measures, our equity compensation expenses are included in our Economic Net Income results as a separately disclosed expense item.

Conference Call

Carlyle will host a conference call at 8:30 a.m. EST on Wednesday, February 19, 2014 to announce and discuss financial results for Q4 2013 and 2013.

Analysts and institutional investors may listen to the call by dialing +1-800-850-2903 (international +1-253-237-1169) and mentioning “Carlyle Group Fourth Quarter 2013 Earnings Conference Call.” The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Carlyle web site at ir.carlyle.com. An archived replay of the webcast will be available soon after the live call.

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About The Carlyle Group

The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with approximately $189 billion of assets under management across 118 funds and 100 fund of funds vehicles as of December 31, 2013. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,500 people in 34 offices across six continents.

Web: www.carlyle.com

Videos: www.youtube.com/onecarlyle

Tweets: www.twitter.com/onecarlyle

Podcasts: www.carlyle.com/about-carlyle/market-commentary

Contacts:

Public Market Investor Relations

Daniel Harris

Phone: 212-813-4527

daniel.harris@carlyle.com

Media

Elizabeth Gill

Phone: 202-729-5385

elizabeth.gill@carlyle.com

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Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 14, 2013, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

This release does not constitute an offer for any Carlyle fund.

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The Carlyle Group L.P.

GAAP Statement of Operations

	Three Months Ended		Year Ended
	Dec 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012
	(Dollars in millions, except unit and per unit data)
Revenues
Fund management fees	$253.1	$263.5	$984.6	$977.6
Performance fees
Realized	612.1	218.8	1,176.7	907.5
Unrealized	541.2	45.6	1,198.6	133.6

Total performance fees	1,153.3	264.4	2,375.3	1,041.1
Investment income (loss)
Realized	9.0	4.9	14.4	16.3
Unrealized	(6.6)	(7.2)	4.4	20.1

Total investment income (loss)	2.4	(2.3)	18.8	36.4
Interest and other income	2.7	4.6	11.9	14.5
Interest and other income of Consolidated Funds	219.8	225.1	1,043.1	903.5
Revenue of a consolidated real estate VIE	7.5	-	7.5	-

Total revenues	1,638.8	755.3	4,441.2	2,973.1

Expenses
Compensation and benefits
Base compensation	181.7	191.5	738.0	624.5
Equity-based compensation	65.4	54.3	322.4	201.7
Performance fee related
Realized	307.0	97.2	539.2	285.5
Unrealized	270.0	33.6	644.5	32.2

Total compensation and benefits	824.1	376.6	2,244.1	1,143.9
General, administrative and other expenses	128.3	89.4	496.4	357.5
Interest	11.7	4.0	45.5	24.6
Interest and other expenses of Consolidated Funds	221.6	190.0	890.6	758.1
Interest and other expenses of a consolidated real estate VIE	33.8	-	33.8	-
Other non-operating (income) expense	(18.4)	0.2	(16.5)	7.1

Total expenses	1,201.1	660.2	3,693.9	2,291.2

Other income
Net investment gains of Consolidated Funds	276.6	50.4	696.7	1,758.0

Income before provision for income taxes	714.3	145.5	1,444.0	2,439.9
Provision for income taxes	36.8	12.6	96.2	40.4

Net income	677.5	132.9	1,347.8	2,399.5
Net income attributable to non-controlling interests in consolidated entities	234.6	48.5	676.0	1,756.7

Net income attributable to Carlyle Holdings	442.9	84.4	671.8	642.8
Net income attributable to non-controlling interests in Carlyle Holdings	371.6	72.4	567.7	622.5

Net income attributable to The Carlyle Group L.P.	$71.3	$12.0	$104.1	$20.3

Net income attributable to The Carlyle Group L.P. per common unit
Basic (1)	$1.45	$0.28	$2.24	$0.48

Diluted (1) (2)	$1.17	$0.25	$2.05	$0.41

Weighted-average common units
Basic	48,426,158	43,300,792	46,135,229	42,562,928

Diluted	285,665,602	48,945,580	278,250,489	259,698,987

(1) - Excluded from net income attributable to The Carlyle Group L.P. was approximately $1.0 million which was allocable to participating securities under the two-class method for the three months ended December 31, 2013 and approximately $0.9 million for the year ended December 31, 2013.

(2) - Included in net income attributable to The Carlyle Group L.P. per common unit on a fully diluted basis is incremental net income from the assumed exchange of Carlyle Holdings partnership units of $264.3 million, $465.9 million, and $87.1 million for the three months ended December 31, 2013, the year ended December 31, 2013, and the year ended December 31, 2012, respectively.

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Total Segment Information

The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The information below is the aggregate results of our four segments.

	Three Months Ended			Twelve Months Ended
	Dec 31,	Dec 31,	Sept 30,	Dec 31,	Dec 31,
	2013	2012	2013	2013	2012
	(Dollars in millions)
Segment Revenues
Fund level fee revenues
Fund management fees	$283.5	$248.9	$281.2	$1,054.7	$943.2
Portfolio advisory fees, net	10.6	2.4	5.0	25.9	22.0
Transaction fees, net	1.6	13.9	5.9	24.7	27.5

Total fee revenues	295.7	265.2	292.1	1,105.3	992.7
Performance fees
Realized	584.0	200.6	103.1	1,128.6	869.1
Unrealized	560.3	39.3	219.6	1,164.7	126.9

Total performance fees	1,144.3	239.9	322.7	2,293.3	996.0
Investment income (loss)
Realized	6.0	5.6	(0.7)	10.6	16.3
Unrealized	(55.7)	(9.8)	(2.1)	(53.2)	25.2

Total investment income (loss)	(49.7)	(4.2)	(2.8)	(42.6)	41.5
Interest and other income	3.9	4.2	2.6	12.9	13.7

Total revenues	1,394.2	505.1	614.6	3,368.9	2,043.9

Segment Expenses
Compensation and benefits
Direct base compensation	115.6	112.5	111.4	436.0	417.4
Indirect base compensation	43.0	42.3	41.2	152.8	144.5
Equity-based compensation	4.9	0.6	4.0	15.7	1.8
Performance fee related
Realized	227.3	73.2	41.8	451.3	367.0
Unrealized	325.1	34.8	123.7	615.7	104.4

Total compensation and benefits	715.9	263.4	322.1	1,671.5	1,035.1
General, administrative, and other indirect expenses	85.1	49.5	80.0	309.4	227.2
Depreciation and amortization expense	5.6	6.1	6.2	24.3	21.5
Interest expense	11.7	3.9	11.8	43.6	24.5

Total expenses	818.3	322.9	420.1	2,048.8	1,308.3

Economic Net Income	$575.9	$182.2	$194.5	$1,320.1	$735.6

(-) Net Performance Fees	591.9	131.9	157.2	1,226.3	524.6
(-) Investment Income (Loss)	(49.7)	(4.2)	(2.8)	(42.6)	41.5
(+) Equity-based compensation	4.9	0.6	4.0	15.7	1.8

(=) Fee Related Earnings	$38.6	$55.1	$44.1	$152.1	$171.3

(+) Realized Net Performance Fees	356.7	127.4	61.3	677.3	502.1
(+) Realized Investment Income (Loss)	6.0	5.6	(0.7)	10.6	16.3

(=) Distributable Earnings	$401.3	$188.1	$104.7	$840.0	$689.7

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Total Segment Information, cont

	Three Months Ended
						Dec 31, 2013 vs.
	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sept 30, 2013	Dec 31, 2013	Dec 31, 2012	Sept 30, 2013
	(Dollars in millions)
Economic Net Income, Total Segments
Revenues
Segment fee revenues
Fund management fees	$248.9	$240.1	$249.9	$281.2	$283.5	$34.6	$2.3
Portfolio advisory fees, net	2.4	4.6	5.7	5.0	10.6	8.2	5.6
Transaction fees, net	13.9	10.4	6.8	5.9	1.6	(12.3)	(4.3)

Total fee revenues	265.2	255.1	262.4	292.1	295.7	30.5	3.6
Performance fees
Realized	200.6	248.9	192.6	103.1	584.0	383.4	480.9
Unrealized	39.3	342.7	42.1	219.6	560.3	521.0	340.7

Total performance fees	239.9	591.6	234.7	322.7	1,144.3	904.4	821.6
Investment income (loss)
Realized	5.6	(9.3)	14.6	(0.7)	6.0	0.4	6.7
Unrealized	(9.8)	12.3	(7.7)	(2.1)	(55.7)	(45.9)	(53.6)

Total investment income (loss)	(4.2)	3.0	6.9	(2.8)	(49.7)	(45.5)	(46.9)
Interest and other income	4.2	2.4	4.0	2.6	3.9	(0.3)	1.3

Total revenues	505.1	852.1	508.0	614.6	1,394.2	889.1	779.6

Expenses
Compensation and benefits
Direct base compensation	112.5	108.0	101.0	111.4	115.6	3.1	4.2
Indirect base compensation	42.3	33.6	35.0	41.2	43.0	0.7	1.8
Equity-based compensation	0.6	2.6	4.2	4.0	4.9	4.3	0.9
Performance fee related
Realized	73.2	107.4	74.8	41.8	227.3	154.1	185.5
Unrealized	34.8	129.5	37.4	123.7	325.1	290.3	201.4

Total compensation and benefits	263.4	381.1	252.4	322.1	715.9	452.5	393.8
General, administrative, and other indirect expenses	49.5	62.3	82.0	80.0	85.1	35.6	5.1
Depreciation and amortization expense	6.1	6.3	6.2	6.2	5.6	(0.5)	(0.6)
Interest expense	3.9	8.5	11.6	11.8	11.7	7.8	(0.1)

Total expenses	322.9	458.2	352.2	420.1	818.3	495.4	398.2

Economic Net Income	$182.2	$393.9	$155.8	$194.5	$575.9	$393.7	$381.4

(-) Net Performance Fees	131.9	354.7	122.5	157.2	591.9	460.0	434.7
(-) Investment Income (Loss)	(4.2)	3.0	6.9	(2.8)	(49.7)	(45.5)	(46.9)
(+) Equity-based compensation	0.6	2.6	4.2	4.0	4.9	4.3	0.9

(=) Fee Related Earnings	$55.1	$38.8	$30.6	$44.1	$38.6	$(16.5)	$(5.5)

(+) Realized Net Performance Fees	127.4	141.5	117.8	61.3	356.7	229.3	295.4
(+) Realized Investment Income (Loss)	5.6	(9.3)	14.6	(0.7)	6.0	0.4	6.7

(=) Distributable Earnings	$188.1	$171.0	$163.0	$104.7	$401.3	$213.2	$296.6

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Corporate Private Equity Segment Results

	Three Months Ended
						Dec 31, 2013 vs.
	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sept 30, 2013	Dec 31, 2013	Dec 31, 2012	Sept 30, 2013
Corporate Private Equity	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$123.5	$108.3	$108.8	$131.0	$123.5	$-	$(7.5)
Portfolio advisory fees, net	2.8	4.1	4.9	4.7	9.5	6.7	4.8
Transaction fees, net	9.6	10.4	4.0	5.7	0.6	(9.0)	(5.1)

Total fee revenues	135.9	122.8	117.7	141.4	133.6	(2.3)	(7.8)
Performance fees
Realized	94.5	212.3	151.4	79.1	471.7	377.2	392.6
Unrealized	86.4	207.6	31.2	182.2	538.1	451.7	355.9

Total performance fees	180.9	419.9	182.6	261.3	1,009.8	828.9	748.5
Investment income (loss)
Realized	1.2	1.8	1.7	1.6	10.7	9.5	9.1
Unrealized	3.3	2.8	2.4	5.5	(0.3)	(3.6)	(5.8)

Total investment income (loss)	4.5	4.6	4.1	7.1	10.4	5.9	3.3
Interest and other income	2.6	1.0	1.7	1.5	2.3	(0.3)	0.8

Total revenues	323.9	548.3	306.1	411.3	1,156.1	832.2	744.8

Expenses
Compensation and benefits
Direct base compensation	59.9	55.0	50.0	53.9	53.7	(6.2)	(0.2)
Indirect base compensation	27.7	20.0	21.8	27.6	25.6	(2.1)	(2.0)
Equity-based compensation	0.4	1.5	2.3	2.1	1.5	1.1	(0.6)
Performance fee related
Realized	40.5	101.6	65.1	34.6	200.4	159.9	165.8
Unrealized	40.8	83.6	8.8	79.8	274.0	233.2	194.2

Total compensation and benefits	169.3	261.7	148.0	198.0	555.2	385.9	357.2
General, administrative, and other indirect expenses	26.3	39.0	41.6	43.7	42.6	16.3	(1.1)
Depreciation and amortization expense	3.5	3.5	3.4	3.3	3.0	(0.5)	(0.3)
Interest expense	2.4	4.9	6.7	6.9	6.7	4.3	(0.2)

Total expenses	201.5	309.1	199.7	251.9	607.5	406.0	355.6

Economic Net Income	$122.4	$239.2	$106.4	$159.4	$548.6	$426.2	$389.2

(-) Net Performance Fees	99.6	234.7	108.7	146.9	535.4	435.8	388.5
(-) Investment Income	4.5	4.6	4.1	7.1	10.4	5.9	3.3
(+) Equity-based compensation	0.4	1.5	2.3	2.1	1.5	1.1	(0.6)

(=) Fee Related Earnings	$18.7	$1.4	$(4.1)	$7.5	$4.3	$(14.4)	$(3.2)

(+) Realized Net Performance Fees	54.0	110.7	86.3	44.5	271.3	217.3	226.8
(+) Realized Investment Income	1.2	1.8	1.7	1.6	10.7	9.5	9.1

(=) Distributable Earnings	$73.9	$113.9	$83.9	$53.6	$286.3	$212.4	$232.7

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Global Market Strategies Segment Results

	Three Months Ended
						Dec 31, 2013 vs.
	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sept 30, 2013	Dec 31, 2013	Dec 31, 2012	Sept 30, 2013
Global Market Strategies	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$70.9	$66.3	$73.8	$65.7	$69.4	$(1.5)	$3.7
Portfolio advisory fees, net	0.5	0.2	0.5	0.1	0.6	0.1	0.5
Transaction fees, net	3.2	-	0.1	-	-	(3.2)	-

Total fee revenues	74.6	66.5	74.4	65.8	70.0	(4.6)	4.2
Performance fees
Realized	77.8	24.1	17.9	5.8	104.1	26.3	98.3
Unrealized	(43.6)	64.3	23.0	(13.6)	(41.3)	2.3	(27.7)

Total performance fees	34.2	88.4	40.9	(7.8)	62.8	28.6	70.6
Investment income (loss)
Realized	4.4	1.9	12.2	2.0	1.4	(3.0)	(0.6)
Unrealized	0.3	5.1	(11.9)	3.2	2.1	1.8	(1.1)

Total investment income (loss)	4.7	7.0	0.3	5.2	3.5	(1.2)	(1.7)
Interest and other income	0.8	1.1	1.5	0.7	0.9	0.1	0.2

Total revenues	114.3	163.0	117.1	63.9	137.2	22.9	73.3

Expenses
Compensation and benefits
Direct base compensation	24.0	25.7	24.9	23.6	25.4	1.4	1.8
Indirect base compensation	6.0	4.8	5.5	4.6	6.9	0.9	2.3
Equity-based compensation	0.1	0.4	0.6	0.6	1.4	1.3	0.8
Performance fee related
Realized	27.5	9.7	6.7	0.8	24.9	(2.6)	24.1
Unrealized	(16.5)	6.2	9.6	3.1	(5.2)	11.3	(8.3)

Total compensation and benefits	41.1	46.8	47.3	32.7	53.4	12.3	20.7
General, administrative, and other indirect expenses	12.5	9.5	19.5	17.8	14.1	1.6	(3.7)
Depreciation and amortization expense	1.0	1.2	1.1	1.2	1.0	-	(0.2)
Interest expense	0.6	1.5	2.1	2.1	2.2	1.6	0.1

Total expenses	55.2	59.0	70.0	53.8	70.7	15.5	16.9

Economic Net Income	$59.1	$104.0	$47.1	$10.1	$66.5	$7.4	$56.4

(-) Net Performance Fees	23.2	72.5	24.6	(11.7)	43.1	19.9	54.8
(-) Investment Income	4.7	7.0	0.3	5.2	3.5	(1.2)	(1.7)
(+) Equity-based compensation	0.1	0.4	0.6	0.6	1.4	1.3	0.8

(=) Fee Related Earnings	$31.3	$24.9	$22.8	$17.2	$21.3	$(10.0)	$4.1

(+) Realized Net Performance Fees	50.3	14.4	11.2	5.0	79.2	28.9	74.2
(+) Realized Investment Income	4.4	1.9	12.2	2.0	1.4	(3.0)	(0.6)

(=) Distributable Earnings	$86.0	$41.2	$46.2	$24.2	$101.9	$15.9	$77.7

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Real Assets Segment Results

	Three Months Ended
						Dec 31, 2013 vs.
	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sept 30, 2013	Dec 31, 2013	Dec 31, 2012	Sept 30, 2013
Real Assets	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$35.9	$47.0	$46.4	$47.3	$48.2	$12.3	$0.9
Portfolio advisory fees, net	(0.9)	0.3	0.3	0.2	0.5	1.4	0.3
Transaction fees, net	1.1	-	2.7	0.2	1.0	(0.1)	0.8

Total fee revenues	36.1	47.3	49.4	47.7	49.7	13.6	2.0
Performance fees
Realized	24.5	11.0	20.6	12.5	(3.6)	(28.1)	(16.1)
Unrealized	(11.9)	49.5	(33.4)	12.1	15.2	27.1	3.1

Total performance fees	12.6	60.5	(12.8)	24.6	11.6	(1.0)	(13.0)
Investment income (loss)
Realized	-	(13.0)	0.7	(4.3)	(6.1)	(6.1)	(1.8)
Unrealized	(13.4)	4.5	1.7	(10.9)	(57.6)	(44.2)	(46.7)

Total investment income (loss)	(13.4)	(8.5)	2.4	(15.2)	(63.7)	(50.3)	(48.5)
Interest and other income	0.5	0.3	0.6	0.4	0.7	0.2	0.3

Total revenues	35.8	99.6	39.6	57.5	(1.7)	(37.5)	(59.2)

Expenses
Compensation and benefits
Direct base compensation	19.9	17.9	18.2	17.1	17.0	(2.9)	(0.1)
Indirect base compensation	6.8	7.5	6.4	7.9	8.6	1.8	0.7
Equity-based compensation	0.1	0.6	1.2	1.2	1.6	1.5	0.4
Performance fee related
Realized	2.4	(4.9)	1.6	3.8	(4.5)	(6.9)	(8.3)
Unrealized	4.0	23.6	2.9	11.1	19.1	15.1	8.0

Total compensation and benefits	33.2	44.7	30.3	41.1	41.8	8.6	0.7
General, administrative, and other indirect expenses	7.7	10.4	16.5	12.8	18.7	11.0	5.9
Depreciation and amortization expense	1.1	1.1	1.2	1.0	1.0	(0.1)	-
Interest expense	0.7	1.6	2.2	2.2	2.2	1.5	-

Total expenses	42.7	57.8	50.2	57.1	63.7	21.0	6.6

Economic Net Income (Loss)	$(6.9)	$41.8	$(10.6)	$0.4	$(65.4)	$(58.5)	$(65.8)

(-) Net Performance Fees	6.2	41.8	(17.3)	9.7	(3.0)	(9.2)	(12.7)
(-) Investment Income (Loss)	(13.4)	(8.5)	2.4	(15.2)	(63.7)	(50.3)	(48.5)
(+) Equity-based compensation	0.1	0.6	1.2	1.2	1.6	1.5	0.4

(=) Fee Related Earnings	$0.4	$9.1	$5.5	$7.1	$2.9	$2.5	$(4.2)

(+) Realized Net Performance Fees	22.1	15.9	19.0	8.7	0.9	(21.2)	(7.8)
(+) Realized Investment Income (Loss)	-	(13.0)	0.7	(4.3)	(6.1)	(6.1)	(1.8)

(=) Distributable Earnings	$22.5	$12.0	$25.2	$11.5	$(2.3)	$(24.8)	$(13.8)

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Solutions Segment Results

	Three Months Ended
						Dec 31, 2013 vs.
	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sept 30, 2013 (1)	Dec 31, 2013 (2)	Dec 31, 2012	Sept 30, 2013
Solutions	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$18.6	$18.5	$20.9	$37.2	$42.4	$23.8	$5.2
Portfolio advisory fees, net	-	-	-	-	-	-	-
Transaction fees, net	-	-	-	-	-	-	-

Total fee revenues	18.6	18.5	20.9	37.2	42.4	23.8	5.2
Performance fees
Realized	3.8	1.5	2.7	5.7	11.8	8.0	6.1
Unrealized	8.4	21.3	21.3	38.9	48.3	39.9	9.4

Total performance fees	12.2	22.8	24.0	44.6	60.1	47.9	15.5
Investment income (loss)
Realized	-	-	-	-	-	-	-
Unrealized	-	(0.1)	0.1	0.1	0.1	0.1	-

Total investment income (loss)	-	(0.1)	0.1	0.1	0.1	0.1	-
Interest and other income	0.3	-	0.2	-	-	(0.3)	-

Total revenues	31.1	41.2	45.2	81.9	102.6	71.5	20.7

Expenses
Compensation and benefits
Direct base compensation	8.7	9.4	7.9	16.8	19.5	10.8	2.7
Indirect base compensation	1.8	1.3	1.3	1.1	1.9	0.1	0.8
Equity-based compensation	-	0.1	0.1	0.1	0.4	0.4	0.3
Performance fee related
Realized	2.8	1.0	1.4	2.6	6.5	3.7	3.9
Unrealized	6.5	16.1	16.1	29.7	37.2	30.7	7.5

Total compensation and benefits	19.8	27.9	26.8	50.3	65.5	45.7	15.2
General, administrative, and other indirect expenses	3.0	3.4	4.4	5.7	9.7	6.7	4.0
Depreciation and amortization expense	0.5	0.5	0.5	0.7	0.6	0.1	(0.1)
Interest expense	0.2	0.5	0.6	0.6	0.6	0.4	-

Total expenses	23.5	32.3	32.3	57.3	76.4	52.9	19.1

Economic Net Income	$7.6	$8.9	$12.9	$24.6	$26.2	$18.6	$1.6

(-) Net Performance Fees	2.9	5.7	6.5	12.3	16.4	13.5	4.1
(-) Investment Income (Loss)	-	(0.1)	0.1	0.1	0.1	0.1	-
(+) Equity-based compensation	-	0.1	0.1	0.1	0.4	0.4	0.3

(=) Fee Related Earnings	$4.7	$3.4	$6.4	$12.3	$10.1	$5.4	$(2.2)
(+) Realized Net Performance Fees	1.0	0.5	1.3	3.1	5.3	4.3	2.2
(+) Realized Investment Income	-	-	-	-	-	-	-

(=) Distributable Earnings	$5.7	$3.9	$7.7	$15.4	$15.4	$9.7	$0.0

(1) - During Q3 2013, Carlyle acquired the remaining 40% ownership interest in AlpInvest. As such, amounts since the acquisition represent 100% of the financial results of AlpInvest. Prior to Q3 2013, amounts represent Carlyle’s 60% economic interest in AlpInvest.

(2) - On November 1, 2013, Carlyle acquired Metropolitan Real Estate Equity Management, LLC (“Metropolitan”). As such, amounts since that date include the financial results of Metropolitan.

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Total Assets Under Management Roll Forward

	Corporate Private Equity			Global Market Strategies (8)			Real Assets (9)			Solutions (10)			Total
(USD in millions)	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM

Balance, As of September 30, 2013	$22,815	$39,360	$62,175	$1,640	$33,780	$35,420	$9,113	$29,877	$38,990	$17,579	$30,860	$48,439	$51,147	$133,877	$185,024
Acquisitions	-	-	-	-	78	78	-	-	-	622	1,521	2,143	622	1,599	2,221
Commitments (1)	2,565	-	2,565	60	-	60	456	-	456	81	-	81	3,162	-	3,162
Capital Called, net (2)	(1,198)	1,067	(131)	(397)	508	111	(1,138)	1,138	-	(1,514)	1,551	37	(4,247)	4,264	17
Distributions (3)	564	(4,049)	(3,485)	155	(194)	(39)	316	(1,232)	(916)	158	(3,200)	(3,042)	1,193	(8,675)	(7,482)
Subscriptions, net of Redemptions (4)	-	-	-	-	(298)	(298)	-	-	-	-	-	-	-	(298)	(298)
Changes in CLO collateral balances (5)	-	-	-	-	(420)	(420)	-	-	-	-	-	-	-	(420)	(420)
Market Appreciation/ (Depreciation) (6)	-	3,661	3,661	-	444	444	-	116	116	-	1,683	1,683	-	5,904	5,904
Foreign Exchange and other (7)	(3)	83	80	-	121	121	7	11	18	137	326	463	141	541	682

Balance, As of December 31, 2013	$24,743	$40,122	$64,865	$1,458	$34,019	$35,477	$8,754	$29,910	$38,664	$17,063	$32,741	$49,804	$52,018	$136,792	$188,810

Balance, As of December 31, 2012	$17,642	$35,696	$53,338	$1,820	$30,722	$32,542	$9,944	$30,250	$40,194	$14,528	$29,554	$44,082	$43,934	$126,222	$170,156
Acquisitions	-	-	-	-	78	78	-	-	-	622	1,521	2,143	622	1,599	2,221
Commitments (1)	11,470	-	11,470	319	-	319	1,961	-	1,961	4,745	-	4,745	18,495	-	18,495
Capital Called, net (2)	(5,313)	4,998	(315)	(945)	1,212	267	(4,013)	4,097	84	(3,653)	3,740	87	(13,924)	14,047	123
Distributions (3)	946	(10,974)	(10,028)	264	(1,055)	(791)	845	(6,059)	(5,214)	497	(8,613)	(8,116)	2,552	(26,701)	(24,149)
Subscriptions, net of Redemptions (4)	-	-	-	-	992	992	-	-	-	-	-	-	-	992	992
Changes in CLO collateral balances (5)	-	-	-	-	399	399	-	-	-	-	-	-	-	399	399
Market Appreciation/ (Depreciation) (6)	-	10,289	10,289	-	1,380	1,380	-	1,649	1,649	-	5,962	5,962	-	19,280	19,280
Foreign Exchange and other (7)	(2)	113	111	-	291	291	17	(27)	(10)	324	577	901	339	954	1,293

Balance, As of December 31, 2013	$24,743	$40,122	$64,865	$1,458	$34,019	$35,477	$8,754	$29,910	$38,664	$17,063	$32,741	$49,804	$52,018	$136,792	$188,810

(1) Represents capital raised by our carry funds and fund of funds vehicles, net of expired available capital.

(2) Represents capital called by our carry funds and fund of funds vehicles, net of fund fees and expenses. Equity invested amounts may vary from capital called due to timing differences between investment acquisition and capital call dates.

(3) Represents distributions from our carry funds and fund of funds vehicles, net of amounts recycled. Distributions are based on when proceeds are actually distributed to investors, which may differ from when they are realized.

(4) Represents the net result of subscriptions to and redemptions from our hedge funds.

(5) Represents the change in the aggregate collateral balance and principal cash at par of the CLOs.

(6) Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments and changes in the net asset value of our hedge funds.

(7) Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds and other changes in Total AUM. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(8) Ending balance is comprised of approximately $17.2 billion from our structured credit funds, $14.1 billion in our hedge funds, $3.8 billion (including $1.5 billion of Available Capital) in our carry funds and $0.3 billion from our business development companies.

(9) Amounts related to the NGP funds are based on the latest available information (in most cases as of September 30, 2013).

(10) The fair market values for our Solutions fund of funds vehicles are based on the latest available valuations of the underlying limited partnership interests (in most cases as of September 30, 2013) as provided by their general partners, plus the net cash flows since the latest valuation, up to December 31, 2013.

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Fee-Earning AUM Roll Forward

	For the Three Months Ended December 31, 2013
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (7)	Solutions	Total

Fee-earning AUM
Balance, Beginning of Period	41,913	33,737	28,530	33,744	137,924
Acquisitions	-	78	-	2,157	2,235
Inflows, including Commitments(1)	2,741	166	437	891	4,235
Outflows, including Distributions(2)	(1,667)	(46)	(609)	(2,277)	(4,599)
Subscriptions, net of Redemptions (3)	-	(220)	-	-	(220)
Changes in CLO collateral balances (4)	-	(672)	-	-	(672)
Market Appreciation/(Depreciation) (5)	-	257	-	(76)	181
Foreign Exchange and other (6)	46	111	80	628	865

Balance, End of Period	$43,033	$33,411	$28,438	$35,067	$139,949

	For the Twelve Months Ended December 31, 2013
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (7)	Solutions	Total

Fee-earning AUM
Balance, Beginning of Period	$33,840	$31,034	$29,305	$28,942	$123,121
Acquisitions	-	78	-	2,157	2,235
Inflows, including Commitments(1)	17,241	639	2,115	7,605	27,600
Outflows, including Distributions(2)	(7,480)	(462)	(3,055)	(5,496)	(16,493)
Subscriptions, net of Redemptions (3)	-	959	-	-	959
Changes in CLO collateral balances (4)	-	56	-	-	56
Market Appreciation/(Depreciation) (5)	-	834	-	276	1,110
Foreign Exchange and other (6)	(568)	273	73	1,583	1,361

Balance, End of Period	$43,033	$33,411	$28,438	$35,067	$139,949

(1) Inflows represent limited partner capital raised by our carry funds and fund of funds vehicles and capital invested by our carry funds and fund of funds vehicles outside the investment period.

(2) Outflows represent limited partner distributions from our carry funds and fund of funds vehicles and changes in basis for our carry funds and fund of funds vehicles where the investment period has expired.

(3) Represents the net result of subscriptions to and redemptions from our hedge funds.

(4) Represent the change in the aggregate Fee-earning collateral balances at par of our CLOs, as of the quarterly cut-off dates.

(5) Market Appreciation/(Depreciation) represents changes in the net asset value of our hedge funds and of our fund of funds vehicles based on the lower of cost or fair value.

(6) Includes funds with fees based on gross asset value, onboarding of fully committed existing funds from another manager and represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(7) Energy I, Energy II, Energy III, Energy IV, Renew I, and Renew II (collectively, the “Legacy Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Legacy Energy Funds. With the exception of Energy IV and Renew II, where Carlyle has a minority representation on the funds’ management committees, management of each of the Legacy Energy Funds is vested in committees with equal representation by Carlyle and Riverstone, and the consent of representatives of both Carlyle and Riverstone are required for investment decisions. As of December 31, 2013, the Legacy Energy Funds had, in the aggregate, approximately $12.3 billion in AUM and $8.5 billion in Fee-earning AUM. NGP VII, NGP VIII, NGP IX, NGP X, or in the case of NGP M&R, NGP ETP I, NGP ETP II, and NGPC, certain affiliated entities (collectively, the “NGP management fee funds”) and NGP Agribusiness (the “NGP carry fund”), are managed by NGP Energy Capital Management. As of December 31, 2013, the NGP management fee funds and NGP carry funds had in the aggregate, approximately $12.1 billion in AUM and $9.3 billion in Fee-earning AUM.

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Corporate Private Equity and Real Assets Fund Performance

The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our existing or future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)

			as of December 31, 2013					as of December 31, 2013

	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)

Corporate Private Equity		(Reported in Local Currency, in Millions)						(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CP II	10/1994	$1,331.1	$1,362.4	$4,071.9	3.0x	34%	25%	$1,362.4	$4,071.9	3.0x	34%
CP III	2/2000	$3,912.7	$4,031.6	$10,146.6	2.5x	27%	21%	$4,031.6	$10,146.6	2.5x	27%
CP IV	12/2004	$7,850.0	$7,612.6	$17,371.4	2.3x	16%	13%	$6,079.0	$16,169.4	2.7x	20%
CP V	5/2007	$13,719.7	$12,689.6	$20,920.9	1.6x	18%	13%	$3,386.0	$7,910.0	2.3x	28%
CEP I	12/1997	€1,003.6	€981.6	€2,126.5	2.2x	18%	11%	€981.6	€2,126.5	2.2x	18%
CEP II	9/2003	€1,805.4	€2,048.4	€3,826.1	1.9x	37%	20%	€1,230.8	€3,090.3	2.5x	61%
CEP III	12/2006	€5,294.9	€4,966.0	€7,342.8	1.5x	13%	8%	€1,002.6	€2,239.8	2.2x	27%
CAP I	12/1998	$750.0	$627.7	$2,491.0	4.0x	25%	18%	$627.7	$2,491.0	4.0x	25%
CAP II	2/2006	$1,810.0	$1,626.6	$2,859.1	1.8x	12%	8%	$720.0	$2,121.0	2.9x	27%
CAP III	5/2008	$2,551.6	$2,393.6	$3,534.1	1.5x	19%	11%	$585.7	$1,047.5	1.8x	20%
CJP I	10/2001	¥50,000.0	¥47,291.4	¥134,382.9	2.8x	61%	37%	¥39,756.6	¥130,976.9	3.3x	65%
CJP II	7/2006	¥165,600.0	¥141,866.7	¥158,034.6	1.1x	3%	(1%)	¥31,806.1	¥57,271.7	1.8x	25%
CGFSP I	9/2008	$1,100.2	$1,038.0	$1,614.5	1.6x	19%	12%	$218.1	$530.9	2.4x	28%
All Other Funds(9)	Various		$3,841.8	$5,775.4	1.5x	16%	7%	$2,656.9	$4,409.0	1.7x	20%
Coinvestments and Other(10)	Various		$7,669.5	$18,790.2	2.4x	36%	33%	$5,095.2	$15,346.2	3.0x	36%

Total Fully Invested Funds			$55,713.4	$108,681.5	2.0x	26%	19%	$29,874.4	$76,311.2	2.6x	30%

Funds in the Investment Period (6)
CP VI (21)	5/2012	$13,000.0	n/a	n/a	n/a	n/a	n/a
CAP IV (21)	11/2012	$1,798.9	n/a	n/a	n/a	n/a	n/a
CAGP IV	6/2008	$1,041.4	$768.7	$1,065.0	1.4x	17%	8%
CEOF I	5/2011	$1,119.1	$393.1	$484.8	1.2x	21%	9%
All Other Funds(11)	Various		$1,118.5	$1,617.7	1.4x	18%	6%

Total Funds in the Investment Period			$2,280.3	$3,167.4	1.4x	26%	12%	$300.1	$856.9	2.9x	37%

TOTAL CORPORATE PRIVATE EQUITY (12)			$57,993.8	$111,848.9	1.9x	26%	19%	$30,174.5	$77,168.1	2.6x	30%

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)

			as of December 31, 2013					as of December 31, 2013

	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)

Real Assets			(Reported in Local Currency, in Millions)					(Reported in Local Currency, in Millions)

Fully Invested Funds (6)
CRP III	11/2000	$564.1	$522.5	$1,385.7	2.7x	44%	30%	$522.5	$1,385.7	2.7x	44%
CRP IV	12/2004	$950.0	$1,198.7	$1,263.7	1.1x	1%	(2%)	$442.0	$473.3	1.1x	10%
CRP V	11/2006	$3,000.0	$3,277.3	$4,622.3	1.4x	11%	7%	$2,450.8	$3,531.2	1.4x	13%
CEREP I	3/2002	€426.6	€517.0	€697.8	1.3x	12%	7%	€503.2	€675.8	1.3x	13%
CEREP II	4/2005	€762.7	€833.8	€128.1	0.2x	n/a	n/a	€423.5	€130.6	0.3x	n/a
CEREP III	5/2007	€2,229.5	€1,954.4	€1,876.9	1.0x	(2%)	(6%)	€218.3	€305.5	1.4x	11%
CIP	9/2006	$1,143.7	$1,011.6	$1,119.2	1.1x	3%	(1%)	$180.7	$-	0.0x	n/a
Energy II	7/2002	$1,100.0	$1,334.8	$3,461.3	2.6x	81%	54%	$827.4	$3,236.9	3.9x	105%
Energy III	10/2005	$3,800.0	$3,559.9	$6,257.2	1.8x	13%	9%	$1,545.4	$4,220.9	2.7x	27%
Energy IV	12/2007	$5,979.1	$5,220.0	$8,392.0	1.6x	19%	13%	$1,997.1	$4,155.0	2.1x	31%
All Other Funds(13)	Various		$2,292.6	$2,337.4	1.0x	1%	(5%)	$1,560.0	$1,784.6	1.1x	8%
Coinvestments and Other(10)	Various		$5,152.7	$8,167.5	1.6x	18%	14%	$2,044.6	$4,412.0	2.2x	28%

Total Fully Invested Funds			$28,126.6	$40,732.1	1.4x	14%	8%	$13,148.9	$24,732.3	1.9x	25%

Funds in the Investment Period (6)
CRP VI	9/2010	$2,340.0	$1,285.7	$1,798.9	1.4x	33%	19%
Renew II	3/2008	$3,417.5	$2,779.0	$3,848.2	1.4x	13%	8%
All Other Funds(14)	Various		$581.5	$691.8	1.2x	36%	24%

Total Funds in the Investment Period			$4,646.2	$6,338.8	1.4x	16%	10%	$777.2	$1,133.5	1.5x	18%

TOTAL REAL ASSETS (12)			$32,772.9	$47,071.0	1.4x	14%	8%	$13,926.2	$25,865.8	1.9x	25%

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Global Markets Strategies Carry Funds and Solutions

			TOTAL INVESTMENTS

			as of December 31, 2013
	Fund Inception Date (1)	Fund Size	Cumulative Invested Capital (15)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)

	(Reported in Local Currency, in Millions)
Global Market Strategies
CSP II	6/2007	$1,352.3	$1,352.3	$2,464.3	1.8x	18%	13%
CEMOF I	12/2010	$1,382.5	$765.4	$908.5	1.2x	29%	11%

			TOTAL INVESTMENTS

			as of December 31, 2013

	Vintage Year	Fund Size	Cumulative Invested Capital (2)(18)	Total Fair Value (3)(18)	MOIC (4)	Gross IRR (7)	Net IRR (8)

Solutions (16)	(Reported in Local Currency, in Millions)
Fully Committed Funds (17)
Main Fund I - Fund Investments	2000	€5,174.6	€3,790.3	€6,132.7	1.6x	12%	12%
Main Fund II - Fund Investments	2003	€4,545.0	€4,314.7	€6,398.4	1.5x	10%	9%
Main Fund III - Fund Investments	2005	€11,500.0	€10,143.7	€13,079.2	1.3x	7%	7%
Main Fund IV - Fund Investments	2009	€4,880.0	€1,967.0	€2,189.4	1.1x	8%	6%
Main Fund I - Secondary Investments	2002	€519.4	€450.6	€837.5	1.9x	54%	50%
Main Fund II - Secondary Investments	2003	€998.4	€896.0	€1,616.5	1.8x	28%	26%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,044.9	€2,788.3	1.4x	10%	9%
Main Fund IV - Secondary Investments	2010	€1,856.4	€1,637.6	€2,255.6	1.4x	19%	18%
Main Fund II - Co-Investments	2003	€1,090.0	€853.7	€2,317.5	2.7x	45%	43%
Main Fund III - Co-Investments	2006	€2,760.0	€2,431.4	€3,341.8	1.4x	6%	5%
Main Fund IV - Co-Investments	2010	€1,475.0	€1,199.1	€1,951.1	1.6x	23%	20%
Main Fund II - Mezzanine Investments	2004	€700.0	€683.8	€921.4	1.3x	8%	7%
Main Fund III - Mezzanine Investments	2006	€2,000.0	€1,394.9	€1,829.9	1.3x	11%	9%
All Other Funds (19)	Various		€1,333.7	€1,946.2	1.5x	17%	14%

Total Fully Committed Funds			€33,141.7	€47,605.5	1.4x	12%	11%

Funds in the Commitment Period
Main Fund V - Fund Investments	2012	€4,929.0	€229.4	€209.1	0.9x	(21%)	(30%)
Main Fund V - Secondary Investments	2011	€3,398.3	€1,137.5	€1,418.3	1.2x	35%	31%
Main Fund V - Co-Investments	2012	€1,257.7	€451.8	€605.0	1.3x	51%	46%
All Other Funds (19)	Various		€139.0	€160.8	1.2x	23%	22%

Total Funds in the Commitment Period			€1,957.7	€2,393.2	1.2x	34%	29%

TOTAL SOLUTIONS			€35,099.4	€49,998.7	1.4x	12%	11%

TOTAL SOLUTIONS (USD) (20)			$48,386.3	$68,925.7	1.4x

Page  |  24

(1) The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997. For our Global Market Strategies segment, CSP II and CEMOF I were formed in June 2007 and December 2010, respectively.

(2) Represents the original cost of all capital called for investments since inception of the fund.

(3) Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.

(4) Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.

(5) An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity and Total Real Assets.

(6) Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.

(7) Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.

(8) Net Internal Rate of Return (“Net IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.

(9) Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CUSGF III, CEVP, CETP I, CAVP I, CAVP II, CAGP III, Mexico, and MENA.

(10) Includes co-investments, prefund investments and certain other stand-alone investments arranged by us.

(11) Aggregate includes the following funds: CJP III, CGFSP II, CSABF, CCI, CSSAF, CETP II, CBPF and CPF I.

(12) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

(13) Aggregate includes the following funds: CRP I, CRP II, CAREP I, CAREP II, Energy I and Renew I.

(14) Aggregate includes the following fund: CIEP I, CRCP I and CPOCP.

(15) Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.

(16) Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team. Excluded from the performance information shown are a) investments that were not originated by AlpInvest and b) Direct Investments, which was spun off from AlpInvest in 2005. As of December 31, 2013, these excluded investments represent $0.7 billion of AUM.

(17) Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.

(18) To exclude the impact of FX, all foreign currency cash flows have been converted to Euro at the reporting period spot rate.

(19) Aggregate includes Main Fund I - Co-Investments, Main Fund I - Mezzanine Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.

(20) Represents the U.S. dollar equivalent balance translated at the spot rate as of period end.

(21) Returns are not considered meaningful, as the investment period commenced in May 2012 for CP VI and November 2012 for CAP IV.

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Remaining Fair Value Analysis

	Remaining Fair Value(1)	Unrealized MOIC(2)	Total MOIC(3)	% Invested(4)	In Accrued Carry/ (Clawback) (5)	2013 Realized Carry (6)	Catch up Rate	Fee Initiation Date(7)	Quarters Since Fee Initiation	Original Investment Period End Date

	As of December 31, 2013
Corporate Private Equity
CP V	$13,303.4	1.6x	1.6x	92%	Ö	Ö	100%	Nov-07	25	May-13
CEP III	€5,008.1	1.5x	1.5x	94%	Ö		100%	Dec-07	25	Dec-12
CP IV	$5,290.1	1.7x	2.3x	97%	Ö	Ö	80%	Dec-05	33	Dec-10
CAP III	$2,409.5	1.3x	1.5x	94%	Ö		100%	Dec-08	21	May-14
CAP II	$1,175.4	1.2x	1.8x	90%	Ö		80%	Dec-06	29	Feb-12
CJP II	¥110,310.6	0.9x	1.1x	86%			80%	Oct-06	29	Jul-12
CEP II	€741.1	0.9x	1.9x	113%	Ö		80%	Sep-03	42	Sep-08
CGFSP I	$1,009.3	1.3x	1.6x	94%	Ö	Ö	100%	Oct-08	21	Sep-14
CAGP IV	$767.3	1.3x	1.4x	74%	Ö		100%	Dec-08	21	Jun-14
CEOF I	$436.6	1.2x	1.2x	35%	Ö		80%	Dec-11	9	May-17
All Other Funds (8)	$2,742.2	1.2x	2.2x		n/m	n/m
Coinvestment and Other (9)	$3,986.2	1.7x	2.4x		n/m	n/m

Total Corporate Private Equity	$40,093.5	1.5x	1.9x

Real Assets
Energy IV	$4,734.1	1.3x	1.6x	87%	Ö	Ö	80%	Feb-08	24	Dec-13
Renew II	$2,545.2	1.4x	1.4x	81%	Ö		80%	Nov-08	21	May-14
CEREP III	€1,641.1	0.9x	1.0x	88%			67%	Oct-07	25	May-11
Energy III	$1,914.6	0.9x	1.8x	94%	Ö	Ö	80%	Nov-05	33	Oct-11
CRP VI	$1,494.5	1.3x	1.4x	55%	Ö		50%	Dec-11	9	Mar-16
CRP V	$1,249.9	1.3x	1.4x	109%			50%	Nov-06	29	Nov-11
CIP	$914.8	1.4x	1.1x	88%			80%	Oct-06	29	Sep-12
CRP IV	$766.4	1.0x	1.1x	126%	(Ö)		50%	Dec-05	33	Dec-09
Energy II	$341.2	0.6x	2.6x	121%	(Ö)	Ö	80%	Dec-02	45	Jul-08
CRP III	$245.1	39.8x	2.7x	93%	Ö	Ö	50%	Dec-01	49	May-05
All Other Funds (10)	$885.7	0.6x	0.9x		n/m	n/m
Coinvestment and Other (9)	$3,352.8	1.0x	1.6x		n/m	n/m

Total Real Assets	$20,706.7	1.1x	1.4x

Global Market Strategies
CEMOF I	$704.2	1.1x	1.2x	55%	Ö		100%	Dec-10	13	Dec-15
CSP II	$586.6	0.9x	1.8x	100%	Ö	Ö	80%	Dec-07	25	Jun-11
All Other Funds (11)	$865.4	1.1x	1.4x		n/m	n/m
Coinvestment and Other (9)	$214.2	1.0x	1.1x		n/m	n/m

Total Global Market Strategies	$2,370.3	1.0x	1.5x

Notes:

(1) Net asset value of our carry funds. Individually listed significant funds have remaining fair value of greater than $100 million.

(2) Unrealized Multiple of invested capital (“MOIC”) represents remaining fair market value, before management fees, expenses and carried interest, divided by current investment cost.

(3) Total MOIC represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital. For CSP I and CSP II, represents the original cost of investments, net of investment level recallable proceeds, which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.

(4) Represents cumulative equity invested as of the reporting period divided by total commitments. Amount can be greater than 100% due to the re-investment of recallable distributions to fund investors.

(5) Fund has accrued carry/(clawback) as of the reporting period.

(6) Fund has realized carry in the last twelve months.

(7) Represents the date of the first capital contribution for management fees.

(8) Aggregate includes the following funds: CP I, CP II, CP III, CP IV, CMG, CEP I, CAP I, CAP IV, CBPF, CJP I, CJP III, CEVP, CETP I, CETP II, CAVP I, CAVP II, CAGP III, Mexico, MENA, CSABF, CGFSP II, CSSAF, CPF, CVP I, CVP II, and CUSGF III. In Accrued Carry/(Clawback) and 2013 Realized Carry not considered meaningful because the indicator does not apply to each fund within the aggregate.

(9) Includes co-investments, prefund investments and certain other stand-alone investments arranged by us. In Accrued Carry/(Clawback) and 2013 Realized Carry not considered meaningful because the indicator does not apply to each fund within the aggregate.

(10) Aggregate includes the following funds: CP I, CRP II, CRCP I, CEREP I, CEREP II, CAREP I, CAREP II, CPOCP I, CIEP I, and Renew I. In Accrued Carry/(Clawback) and 2013 Realized Carry not considered meaningful because the indicator does not apply to each fund within the aggregate.

(11) Aggregate includes the following funds: CSP I, CSP III, CMP I, and CMP II. In Accrued Carry/(Clawback) and 2013 Realized Carry not considered meaningful because the indicator does not apply to each fund within the aggregate.

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Largest Publicly Traded Positions in Carry Funds

Rank	Largest Publicly Traded Positions	Fund(s)	Q4 2013 Value (1,2)
1	CommScope, Inc.	CP V, CEP III	$2,677,969,746
2	Pattern Energy Group Holdings, L.P.	RENEW II	1,593,543,186
3	Booz Allen Hamilton, Inc.	CP V, CMP II	1,525,656,990
4	Allison Transmission, Inc.	CP IV	1,372,113,463
5	Numericable & Completel	CEP III, CEP II	1,180,308,937
6	The Nielsen Company	CP IV, CEP II	1,132,919,575
7	HD Supply, Inc.	CP V	875,689,647
8	CoreSite Realty Corporation	CRP III, CRP IV, CRP V	690,399,307
9	Wesco Holdings, Inc.	CP IV, CMP I	642,917,630
10	Cobalt International Energy	ENERGY III, ENERGY II	572,836,343
	Top 10 Positions		12,264,354,823
	Total Publicly Traded Portfolio (carry fund only)		18,578,188,563
	% of public portfolio in top 10 positions		66%

(1) Includes gross fund only investment results including external coinvestment. May include portion of private business in value.

(2) In U.S. dollars, or converted to U.S. dollars at the prevailing exchange rate on the last day of the fiscal period.

Note: Includes all classes of shares irrespective of trading status

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Reconciliation for Economic Net Income and Distributable Earnings

	Three Months Ended		Year Ended
	Dec 31, 2013	Dec 31, 2012	Dec 31, 2013
	(Dollars in millions)

Income before provision for income taxes	$714.3	$145.5	$1,444.0
Adjustments:
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	63.0	53.9	314.4
Acquisition related charges and amortization of intangibles	50.9	39.3	260.4
Other non-operating expenses	(18.4)	0.2	(16.5)
Net (income) loss attributable to non-controlling interests in consolidated entities	(234.6)	(48.5)	(676.0)
Other adjustments	0.7	(8.2)	(6.2)

Economic Net Income	$575.9	$182.2	$1,320.1

Net performance fees	591.9	131.9	1,226.3
Investment income (loss)	(49.7)	(4.2)	(42.6)
Equity-based compensation	4.9	0.6	15.7

Fee Related Earnings	$38.6	$55.1	$152.1

Realized performance fees, net of related compensation	356.7	127.4	677.3
Investment income - realized	6.0	5.6	10.6

Distributable Earnings	$401.3	$188.1	$840.0

Depreciation and amortization expense	5.6	6.1	24.3
Interest expense	11.7	3.9	43.6

Adjusted EBITDA	$418.6	$198.1	$907.9

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Reconciliation for Economic Net income and Distributable Earnings, cont.

	Three Months Ended	Year Ended
	Dec 31,	Dec 31,
	2013	2013
	(Dollars in millions, except unit and per unit amounts)

Economic Net Income	$575.9	$1,320.1
Less: Provision for Income Taxes	55.9	197.1

Economic Net Income, After Taxes	$520.0	$1,123.0

Economic Net Income, After Taxes per Adjusted Unit(1)	$1.64	$3.55

Distributable Earnings	$401.3	$840.0
Less: Estimated foreign, state, and local taxes	22.2	54.8

Distributable Earnings, After Taxes	$379.1	$785.2

Distributable Earnings to The Carlyle Group L.P.	$61.0	$126.4
Less: Estimated current corporate income taxes and TRA payments	1.8	0.7

Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$59.2	$125.7

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding(2)	$1.18	$2.50

(1)	Adjusted Units were determined as follows:

The Carlyle Group L.P. common units outstanding	49,353,406	49,353,406
Carlyle Holdings partnership units not held by The Carlyle Group L.P.	262,164,851	262,164,851
Common units issued in February 2014 related to the acquisition of Diversified Global Asset Management	662,134	662,134
Dilutive effect of unvested deferred restricted common units	4,659,293	4,057,793
Contingently issuable Carlyle Holdings partnership units	465,909	465,909

Total Adjusted Units	317,305,593	316,704,093

(2)	As of December 31, 2013, there were 49,353,406 outstanding common units of The Carlyle Group L.P. In February 2014, an additional 938,759 common units were issued in connection with the closing of the acquisition of Diversified Global Asset Management and the vesting of deferred restricted common units. For purposes of this calculation, these newly issued common units have been added to the common units outstanding as of December 31, 2013, resulting in total common units of 50,292,165.

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Reconciliation of Non-GAAP to GAAP for 12-Month Rolling Summary

	Twelve Months Ended
	Dec 31, 2013	Dec 31, 2012
	(Dollars in millions)

Income before provision for income taxes	$1,444.0	$2,439.9
Adjustments:
Partner compensation	-	(265.4)
Equity-based compensation issued in conjunction with the IPO and strategic investments	314.4	200.1
Acquisition related charges and amortization of intangibles	260.4	128.3
Losses associated with debt refinancing activities		-
Other non-operating expenses	(16.5)	7.1
Net income attributable to non-controlling interests in consolidated entities	(676.0)	(1,756.7)
Provision for income taxes attributable to non-controlling interests in consolidated entities
Severance and lease terminations
Other adjustments	(6.2)	(17.7)

Economic Net Income	$1,320.1	$735.6

Net performance fees	1,226.3	524.6
Investment income (loss)	(42.6)	41.5
Equity-based compensation	15.7	1.8

Fee Related Earnings	$152.1	$171.3

Realized performance fees, net of related compensation	677.3	502.1
Investment income - realized	10.6	16.3

Distributable Earnings	$840.0	$689.7

Depreciation and amortization expense	24.3	21.5
Interest expense	43.6	24.5

Adjusted EBITDA	$907.9	$735.7

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The Carlyle Group L.P.

GAAP Balance Sheet

	As of December 31, 2013
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)
Assets
Cash and cash equivalents	$966.6	$-	$-	$966.6
Cash and cash equivalents held at Consolidated Funds	-	1,402.7	-	1,402.7
Restricted cash	129.9	-	-	129.9
Restricted cash and securities of Consolidated Funds	-	25.7	-	25.7
Accrued performance fees	3,724.7	-	(71.1)	3,653.6
Investments	867.1	-	(101.8)	765.3
Investments of Consolidated Funds	-	26,846.8	39.6	26,886.4
Due from affiliates and other receivables, net	188.8	-	(12.9)	175.9
Due from affiliates and other receivables of Consolidated Funds, net	-	626.2	-	626.2
Receivables and inventory of a consolidated real estate VIE	180.4	-	-	180.4
Fixed assets, net	68.8	-	-	68.8
Deposits and other	35.6	2.9	-	38.5
Other assets of a consolidated real estate VIE	60.1	-	-	60.1
Intangible assets, net	582.8	-	-	582.8
Deferred tax assets	59.4	-	-	59.4

Total assets	$6,864.2	$28,904.3	$(146.2)	$35,622.3

Liabilities and partners’ capital
Loans payable	$42.4	$-	$-	$42.4
3.875% Senior Notes due 2023	499.8	-	-	499.8
5.625% Senior Notes due 2043	398.4	-	-	398.4
Loans payable of Consolidated Funds	-	15,321.4	(100.7)	15,220.7
Loans payable of a consolidated real estate VIE at fair value (principal amount of $305.3)	122.1	-	-	122.1
Accounts payable, accrued expenses and other liabilities	310.9	-	(45.8)	265.1
Accrued compensation and benefits	2,253.0	-	-	2,253.0
Due to affiliates	352.4	51.8	(0.5)	403.7
Deferred revenue	62.8	1.3	-	64.1
Deferred tax liabilities	103.6	-	-	103.6
Other liabilities of Consolidated Funds	-	1,445.4	(62.7)	1,382.7
Other liabilities of a consolidated real estate VIE	97.7	-	-	97.7
Accrued giveback obligations	49.9	-	(10.3)	39.6

Total liabilities	4,293.0	16,819.9	(220.0)	20,892.9

Redeemable non-controlling interests in consolidated entities	11.4	4,340.6	-	4,352.0

Total partners’ capital	2,559.8	7,743.8	73.8	10,377.4

Total liabilities and partners’ capital	$6,864.2	$28,904.3	$(146.2)	$35,622.3

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The Carlyle Group L.P.

Non-GAAP Financial Information and Other Key Terms

Non-GAAP Financial Information

Carlyle discloses in this press release the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America:

—

Economic net income or “ENI,” represents segment net income which excludes the impact of income taxes, acquisition-related items including amortization of acquired intangibles and contingent consideration taking the form of earn-outs, charges associated with equity-based compensation issued in Carlyle’s initial public offering or in acquisitions or strategic investments, corporate actions and infrequently occurring or unusual events. Carlyle believes the exclusion of these items provides investors with a meaningful indication of its core operating performance. For segment reporting purposes, revenues and expenses, and accordingly segment net income, are presented on a basis that deconsolidates certain Carlyle funds, related co-investment entities and CLOs (referred to collectively as the “Consolidated Funds”) that Carlyle consolidates in its consolidated financial statements pursuant to U.S. GAAP. For periods prior to its Initial Public Offering, ENI also reflects pro forma compensation expense for compensation to senior Carlyle professionals, which Carlyle has accounted for as distributions from equity rather than as employee compensation for periods prior to its Initial Public Offering. Total Segment ENI equals the aggregate of ENI for all segments. ENI and its components are evaluated regularly by management in making resource deployment decisions and in assessing performance of Carlyle’s four segments and for compensation. Carlyle believes that reporting ENI is helpful to understanding its business and that investors should review the same supplemental financial measure that management uses to analyze its segment performance.

—

Fee-Related Earnings is a component of ENI and is used to measure Carlyle’s operating profitability excluding equity-based compensation, performance fees, investment income from investments in Carlyle’s funds and performance fee related compensation. Accordingly, Fee-Related Earnings reflect the ability of the business to cover direct base compensation and operating expenses from fee revenues other than performance fees. For periods prior to its Initial Public Offering, Fee-Related Earnings also reflects pro forma compensation expense for compensation to senior Carlyle professionals, which Carlyle has accounted for as distributions from equity rather than as employee compensation for periods prior to its Initial Public Offering. Fee-Related Earnings are reported as part of Carlyle’s segment results. Carlyle uses Fee-Related Earnings from operations to measure its profitability from fund management fees.

—

Distributable Earnings is a component of ENI representing total ENI less net performance fees and investment income plus realized net performance fees and realized investment income and excluding equity-based compensation. Distributable Earnings is intended to show the amount of net realized earnings without the effects of consolidation of the Consolidated Funds. Distributable Earnings is derived from Carlyle’s segment reported results and is an additional measure to assess performance and amounts potentially available for distribution from Carlyle Holdings to its equity holders.

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—

Adjusted EBITDA is a component of ENI and is used to measure Carlyle’s ability to cover recurring operating expenses from cash earnings. Adjusted EBITDA is computed as ENI excluding unrealized performance fees, unrealized performance fee compensation, unrealized investment income, depreciation and amortization expense, interest expense and equity-based compensation.

Income before provision for income taxes is the GAAP financial measure most comparable to ENI, Fee-Related Earnings, Distributable Earnings, and Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to income before provision for income taxes are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP.

Other Key Terms

“Assets under management” or “AUM” refers to the assets managed by Carlyle. AUM equals the sum of the following:

(a) the fair value of the capital invested in Carlyle carry funds, co-investment vehicles, NGP management fee funds, NGP carry funds and fund of funds vehicles plus the capital that Carlyle is entitled to call from investors in those funds and vehicles (including Carlyle commitments to those funds and vehicles and those of senior Carlyle professionals and employees) pursuant to the terms of their capital commitments to those funds and vehicles;

(b) the amount of aggregate collateral balance and principal cash at par of our CLOs (inclusive of all positions) and the reference portfolio notional amount of our synthetic CLOs;

(c) the net asset value (pre-redemptions and subscriptions) of Carlyle’s long/short credit, emerging markets, multi-product macroeconomic and other hedge funds; and

(d) the gross assets (including assets acquired with leverage) of our Business Development Company.

AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone Holdings L.L.C. (“Riverstone”) and certain NGP management fee funds and NGP carry funds advised by NGP Energy Capital Management. In addition, Carlyle’s calculation of AUM (but not Fee-Earning AUM) includes uncalled commitments to, and the fair value of invested capital in, investment funds from Carlyle and its personnel, regardless of whether such commitments or invested capital are subject to management or performance fees.

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“Available capital,” commonly known as “dry powder,” for Carlyle’s carry funds, NGP management fee funds, and NGP carry funds refers to the amount of capital commitments available to be called for investments. Amounts previously called may be added back to available capital following certain distributions.

“Carlyle funds,” “our funds” and “our investment funds” refer to the investment funds and vehicles advised by Carlyle.

“Carry funds” refers to those investment funds that Carlyle advises, including the buyout funds, growth capital funds, real estate funds, infrastructure funds, certain energy funds and distressed debt and mezzanine funds (but excluding Carlyle’s structured credit funds, hedge funds and fund of funds vehicles as well as the NGP funds), where Carlyle receives a special residual allocation of income, which is referred to as a “carried interest,” in the event that specified investment returns are achieved by the fund.

“Expired available capital” occurs when a fund has passed the investment and follow-on periods and can no longer invest capital into new or existing deals. Any remaining available capital, typically a result of either recycled distributions or specific reserves established for the follow-on period that are not drawn, can only be called for fees and expenses and is therefore removed from the total AUM calculation.

“Fee-Earning assets under management” or “Fee-Earning AUM” refers to the assets managed by Carlyle from which Carlyle derives recurring fund management fees. Fee-Earning AUM generally equals the sum of:

(a) for carry funds and certain co-investment vehicles where the investment period has not expired and Metropolitan fund of funds vehicles where the weighted-average investment period of the underlying funds has not expired, the amount of limited partner capital commitments, for AlpInvest fund of funds vehicles, the amount of external investor capital commitments during the commitment period, and for NGP management fee funds, the amount of investor capital commitments before the first investment realization;

(b) for substantially all carry funds and certain co-investment vehicles where the investment period has expired and Metropolitan fund of funds vehicles where the weighted-average investment period of the underlying funds has expired, the remaining amount of limited partner invested capital and for NGP management fee funds where the first investment has been realized, the amount of partner commitments less realized and written-off investments;

(c) the amount of aggregate Fee-Earning collateral balance at par of our collateralized loan obligations (“CLOs”), as defined in the fund indentures (typically exclusive of equities and defaulted positions) as of the quarterly cut-off date for each CLO, and the reference portfolio notional amount of our synthetic collateralized loan obligations (“synthetic CLOs”);

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(d) the external investor portion of the net asset value (pre-redemptions and subscriptions) of our long/short credit, emerging markets, multi-product macroeconomic and other hedge funds; and

(e) for AlpInvest fund of funds vehicles where the commitment fee period has expired and certain carry funds where the investment period has expired, the lower of cost or fair value of invested capital.

Fee-Earning AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone and certain NGP management fee funds advised by NGP Energy Capital Management.

For Carlyle’s carry funds, co-investment vehicles, NGP management fee funds, NGP carry funds and fund of funds vehicles, total AUM includes the fair value of the capital invested, whereas Fee-Earning AUM includes the amount of capital commitments or the remaining amount of invested capital at cost, depending on whether the investment period for the fund has expired. As such, Fee-Earning AUM may be greater than total AUM when the aggregate fair value of the remaining investments is less than the cost of those investments.

“Fund of funds vehicles” refer to those funds, accounts and vehicles advised by AlpInvest Partners B.V. and Metropolitan Real Estate Equity Management, LLC.

“NGP carry funds” refers to those funds advised by NGP Energy Capital Management (together with its affiliates and subsidiaries) from which we are entitled to receive a carried interest.

“NGP management fee funds” refer to those funds advised by NGP Energy Capital Management (together with its affiliates and subsidiaries) from which we only receive management fees.

“Net performance fees” refers to the performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals which is reflected as performance fee related compensation expense.

“Performance fees” consist principally of carried interest from carry funds and certain fund of funds vehicles and incentive fees or allocations from certain of our Global Market Strategies funds. Carlyle is generally entitled to a 20% allocation (or 1.8% to 10% in the case of most of the fund of funds vehicles) of the net realized income or gain as a carried interest after returning the invested capital,

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the allocation of preferred returns of generally 8% to 9% and the return of certain fund costs (subject to catch-up provisions as set forth in the fund limited partnership agreement). Carried interest revenue, which is a component of performance fees in Carlyle’s consolidated financial statements, is recognized by Carlyle upon appreciation of the valuation of the applicable funds’ investments above certain return hurdles as set forth in each respective partnership agreement and is based on the amount that would be due to Carlyle pursuant to the fund partnership agreement at each period end as if the funds were liquidated at such date.

“Realized net performance fees” refers to the realized performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals which is reflected as realized performance fee related compensation expense.

“VIE” refers to a variable interest entity, as that term is defined in Accounting Standards Codification Topic 810, Consolidation.

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